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                             STOCK OPTION AGREEMENT

                  AGREEMENT made on December 18, 1996, by and between FREEDOM CHEMICAL COMPANY, a Delaware corporation (the "Company") and FRED P. RULLO (the "Executive").

                  WHEREAS, on October 17, 1996, the Company issued $125,000,000 aggregate principal amount of its 10 5/8% Senior Subordinated Notes due 2006 (the
"Offering");

                  WHEREAS, in connection with the Offering, Joseph Littlejohn & Levy Fund, L.P. and Joseph Littlejohn & Levy Fund II, L.P., the Company's two largest stockholders, made a cash equity investment in the Company;

                  WHEREAS, certain other stockholders of the Company have been offered the opportunity to make additional equity investments in the Company in an amount sufficient to maintain their existing ownership percentages of the Company's Series A Common Stock, par value $.01 per share (the "Common Stock");

                  WHEREAS, the Company and the Executive are entering into an amendment to the employment agreement dated as of November 15, 1994 (such agreement, as so amended, together with any agreement replacing or amending such agreement being herein referred to as the "Rullo Employment Agreement");

                  NOW, THEREFORE, the parties hereby agree as follows:

                  1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Rullo Employment Agreement.

                  2. Grant of Option. The Executive is hereby granted a non-qualified stock option (the "Option") to purchase an aggregate of 8,683.20 shares (the "Option Shares") of Common Stock, pursuant to the terms of this Agreement.

                  3. Option Price. The exercise price of the Option shall be $125.00 per share of Common Stock issuable thereunder (the "Option Price").


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                  4. Exercisability.  The Option is immediately
exercisable with respect to one hundred percent (100%) of the Option Shares covered hereby.

                  5. Period of Option. The Option shall expire with respect to one hundred percent (100%) of the Option Shares at 5:00 p.m., New York City time, on the earlier to occur of (i) December 31, 2001 and (ii) the thirtieth day following termination of the Executive's employment with the Company for any reason; this Option may be exercised, in whole or in part (other than with respect to any fractional share), at any time prior to such expiration.

                  6. Promissory Note. At the written request of the Executive made at the time the Executive irrevocably exercises the Option, the Company will lend to the Executive an amount equal to the aggregate Option Price (a "Loan"). The Loan shall be made pursuant to and on the terms and conditions set forth in the Form of Promissory Note attached as Exhibit A hereto.

                  7. Exercise of Option.

                     (a) The Option shall be exercised in the following manner: the Executive, or the person or persons having the right to exercise the Option on behalf of the Executive, shall deliver to the Company written notice specifying the number of shares of Common Stock which it elects to purchase and, if the Executive elects to cause the Company to lend to the Executive the Option Price, a notice to that effect. The Executive (or such other person) must include with such notice either (i) full payment of the exercise price for the Common Stock being purchased pursuant to such notice (in the form of cash or certified or cashier's check) or (ii) an executed Promissory
Note in the amount of the aggregate Option Price and having the other terms and conditions set forth in Exhibit A hereto.

                     (b) The Company may, if in its reasonable judgment determines it to be required under any applicable law, require that the Executive pay to the Company, at the time of exercise of any portion of the Option, any such additional amount as the Company deems necessary to satisfy its liability to withhold federal, state or local income tax or any other taxes incurred by reasons of the

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exercise or the transfer of shares of Common Stock thereupon.

                     (c) If any law, regulation or interpretation requires the Company to take any action regarding the Common Stock, before the Company issues certificates for the Common Stock being purchased, the Company may delay delivering the certificates for the Common Stock for the period necessary to take such action. The certificate or certificates representing the Common Stock acquired pursuant to the Option may bear a legend restricting the transfer of such Common Stock, and the Company may impose stop transfer instructions to implement such restrictions, if applicable.

                     (d) The Executive will not be deemed to be a holder of any shares pursuant to exercise of the Option until the date of the issuance of a stock certificate to him for such shares of Common Stock and until the shares of Common Stock are paid in full in cash, by certified cashier's check or by delivery of the Promissory Note, as provided in Section 7(a).

                     (e) The Executive agrees the Option Shares will be subject to the terms and conditions of the Stockholders' Agreement dated as of May 4, 1992, as amended by Amendment No. 1 and Amendment No. 2 thereto, to which the Executive is a party (the "Stockholders' Agreement").


                     (f) The Executive agrees that the issuance of the Option by the Company fully satisfies all obligations the Company may have to the Executive pursuant to the Company's letter to the Executive dated October 1, 1996 and the Executive's response to such letter dated October 22, 1996.

         8.       Representations and Covenants

                     (a) The Company represents and warrants and covenants that (i) this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms and (ii) the Company shall at all times during the term of this Agreement reserve and keep available such number of shares of

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Common Stock as will be sufficient to satisfy the obligations of the Company under this Agreement.

                     (b) The Executive represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing its duties in any way under this Agreement.

                     (c) The Executive understands that the Option
Shares have not been registered under the Securities Act and that it cannot offer for sale, sell or transfer such Option Shares unless such offer, sale or transfer has been registered under the Securities Act or unless an exemption from such registration is available.

                  9. Transferability. The Option may be transferred to a Permitted Transferee, provided that such Permitted Transferee agrees to be bound by all the terms and conditions of any stockholders agreement then in effect among the Company the Executive. For purposes of this Agreement, a "Permitted Transferee" shall be (i) RULCO, Inc.; (ii) a spouse of the Executive; (iii) the children or step-children of the Executive or their lineal descendants; (iv) any trust the beneficiary of which is the spouse, children, step-children of the Executive or their lineal descendants and which is controlled by the Executive; or (v) any affiliate of any of the foregoing. For purposes of clause (iv) above, a trust shall be deemed to be controlled by the Executive if the Executive has the power to direct the disposition of the assets transferred to such trust.

                  10. Adjustments. In the event of any increase, reduction, change or exchange of Option Shares for a different number or kind of shares or other securities of the Company by reasons of a reclassification, recapitalization, merger, consolidation, stock dividend or other similar event, the Board of Directors of the Company shall, in the exercise of its good faith judgment, conclusively determine the number and class of Option Shares subject hereto and the exercise price thereof to the extent it determines such adjustment to be appropriate to prevent any unfair change in the Executive's rights hereunder.

                  11. Entire Agreement. This Agreement, the Stockholders' Agreement and the Rullo Employment Agree-


                                       4
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ment contain all the understandings between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto, including, without limitation, the Company's letter to the Executive dated October 1, 1996 and the Executive's letter to the Company dated October 22, 1996. The Executive represents that, in executing this Agreement, it does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter or effect of this Agreement or otherwise.

                  12. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

                  13. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

                  To the Executive at:

                         Fred P. Rullo
                         907 Sorrel Lane
                         Bryn Mawr, PA  19010

                  To the Company at:

                         Freedom Chemical Company
                         Mellon Center
                         1735 Market Street
                         Philadelphia, Pennsylvania  19103
                         Attention:  General Counsel
                         Telecopy:  (215) 979-3733

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                  With a copy to:

                         Joseph Littlejohn & Levy
                         450 Lexington Avenue
                         New York, New York  10017
                         Attention:  Peter A. Joseph

                         Telecopy:  (212) 286-8626

                  Any notice delivered personally or by courier under this
Section 13 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

                  14. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

                  15. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

                  17. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

                  18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                            FREEDOM CHEMICAL COMPANY

                                            By:  /s/ Brian McNamara
                                                 ----------------------------
                                                 Name:  Brian McNamara
                                                 Title: Vice President


                                                 /s/ Fred P. Rullo
                                                 ----------------------------
                                                     Fred P. Rullo

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                                                                  Exhibit A

                            FORM OF PROMISSORY NOTE

$________*                                                New York, New York
                                                          [DATE]**

                  FOR VALUE RECEIVED, the undersigned, Fred P. Rullo ("Maker"), hereby promises to pay to the order of Freedom Chemical Company, a Delaware
corporation ("Freedom"), the principal sum of [AMOUNT] ($     )*, in five equal
annual installments of [AMOUNT] ($    )*** each (each, a "Principal
Installment"), commencing on [DATE], with the final Principal Installment due and payable on [DATE]****, and to pay interest in respect of the unpaid principal amount of this Note at a rate of 10 5/8% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, quarterly on the last day of each March, June, September and December, commencing on [DATE]***** until this Note shall be paid in full. Interest on this Note shall accrue from and including the date hereof, to but excluding the date of any repayment thereof. Each such installment of principal and interest shall be paid in lawful money of the United States of America in immediately available funds without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note or the proceeds or holder hereof by the government of the United States of America or any political subdivision or taxing authority thereof.

--------
*        aggregate Option Price

**       date of issuance of Promissory Note

***      one-fifth of aggregate Option Price

****     fifth anniversary of date of issuance of Promissory Note

***** last day of March, June, September or December next succeeding date of issuance of Promissory Note

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         1.       Events of Default.  The occurrence of any of the following events shall constitute a default under this Note (each an "Event of Default"):

                  (a) the failure by Maker to pay all or any part of the interest on the Note when and as the same becomes due and payable and the continuance of such failure for ten days;


                  (b) the failure by Maker to pay all or any part of the

principal amount of the Note when and as the same becomes due and payable;

                  (c) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of Maker in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) a decree or order adjudging Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Maker under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Maker or of any substantial part of their respective property, or ordering the winding up or liquidation of affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (d) the commencement by Maker of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent to the entry of a decree or order for relief in respect of Maker in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Maker, or the filing of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Maker or of any substantial part of its property, or the making of an assignment for the benefit of creditors, or the admission in writing of inability to pay debts generally as they become due, or the taking of corporate action by Maker in furtherance of any such action.

         2. Acceleration Upon Event of Default. Upon the occurrence of any Event of Default, the holder may, at its option, declare the remaining principal amount of this Note to be immediately due and payable upon written notice to Maker.

         3. Prepayment Right. Maker shall have the right to prepay this Note, in whole or in part, at any time or from time to time without penalty or premium, any such prepayment to be applied to the remaining Principal Installments in the order of their maturities or as otherwise directed by Maker.

         4. Set-off. The holder of this Note may, at any time, to the full extent permitted by law, after any installment of principal or interest on this Note shall become due, whether at maturity, by acceleration or otherwise, set-off any amounts payable by Freedom or any of its subsidiaries to Maker, including but not limited to amounts payable under any employment, severance or similar agreement between Maker and Freedom or any of its subsidiaries, against such due and unpaid installment of principal and/or interest.

         5. Waiver. No failure by the holder to exercise, or delay by the holder in exercising, any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy. Acceptance by the holder of any payment after the maturity of this Note has been accelerated shall not constitute a waiver of such acceleration.

         6. Assignment. Upon written notice to Maker, the holder may freely assign to one or more assignees all or a portion of its interests, rights and obligations under this Note, subject to the right of set-off under Section 4 above.

         7. Meaning of Holder.  As used herein, "holder" shall mean
Freedom or any endorsee of this Note, in accordance with the provisions of
Section 6, who is in possession of it and "Freedom" shall include any successors thereto.

         8. Security. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of Maker's obligations under this Note, Maker hereby pledges, assigns, grants a security interest in, transfers and delivers unto the holder all of Maker's right, title and interest in and to the shares (the "Pledged Shares") of Series A Common Stock, par value $.01 per share, of Freedom described in Schedule I hereto****** and the certificates representing such Pledged Shares, and all dividends, cash and other property from time to time received or receivable in respect of or in exchange for any or all of the Pledged Shares; and, with respect to all of such Pledged Shares, the holder shall have all the rights and remedies of a secured party under the Uniform Commercial Code and under any other applicable law, as the same may be from time to time by in effect in the State of New York. So long as no Event of Default has occurred and is continuing under this Note, Maker shall be entitled to receive any dividends or distributions (other than liquidating distributions) on the Pledged Shares and exercise all voting rights with respect thereto.

         9. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

--------------------
****** Schedule I to describe shares to be issued pursuant to exercise of the
       Option (see p. 14).
                                      11

                  IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by the undersigned.

                                    Fred P. Rullo,
                                    as Maker

                                    By:________________________________
                                       Name:

                           Notice Address: ________________________

                                           ------------------------

                                      Fax: ________________________

                                      Tel: ________________________

                                                                     Schedule I*

                                PLEDGED SHARES

Certificate No.                                     Number of Shares Represented

   C-A-___*


--------
* Schedule I to describe shares to be issued pursuant to exercise of the Option.

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